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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Tompkins Financial Corporation
Ithaca, New York

        We hereby consent to the inclusion in this Registration Statement on Form S-4, as amended, of Tompkins Financial Corporation of our report dated March 21, 2011, except for the Troubled Debt Restructurings disclosure in Note 6, as to which the date is July 21, 2011, relating to the consolidated financial statements of VIST Financial Corp. ("VIST") as of December 31, 2010 and for the years ended December 31, 2010 and 2009, which appears in VIST's Annual Report on Form 10-K for the year ended December 31, 2011.

        We consent to the reference to our firm under the heading "Experts" in the registration statement.

/s/ ParenteBeard LLC

Reading, Pennsylvania
May 14, 2012

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  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm